UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2011

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip code)

(702) 654-9646
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of LiveDeal, Inc. (the “Company”) was held on April 22, 2011, having been postponed from the originally scheduled date of March 24, 2011 due to the lack of a quorum.  At the meeting, Sheryle Bolton, Richard D. Butler, Jr., Thomas J. Clarke, Jr. and Greg A. LeClaire were elected as directors, each to hold office until the Company’s next Annual Meeting of Stockholders or until his or her successor is elected and qualified.  The appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011 was also ratified at the meeting.

The voting results of the director elections and ratification proposal, which were described in more detail in the definitive proxy statement relating to the 2011 Annual Meeting of Stockholders that the Company filed with the Securities and Exchange Commission on January 28, 2011, are set forth below.

Proposal No. 1 – Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sheryle Bolton	22,652	36,289	327,436
Richard D. Butler, Jr.	22,647	36,294	327,436
Thomas J. Clarke, Jr.	22,652	36,289	327,436
Greg A. LeClaire	22,652	36,289	327,436

 Proposal No. 2 – Ratification of Auditors

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To ratify the appointment of Mayer Hoffman McCann P.C. as LiveDeal, Inc.’s independent registered public accounting firm for the fiscal year ending September 30, 2011	384,452	1,795	130	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: April 25, 2011	/s/ Lawrence W. Tomsic
Lawrence W. Tomsic
Chief Financial Officer